Exhibit a(ii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

December 15, 1993




Ms. Sheila Burke
The Commonwealth of Massachusetts
Office of the Secretary of State
Room 1712 - Trust Division
One Ashburton Place
Boston, Massachusetts  02108

      Re:  FEDERATED SHORT-INTERMEDIATE GOVERNMENT TRUST
           ---------------------------------------------

Dear Ms. Burke:

I, S. Elliott Cohan, Assistant Secretary of Federated Short-Intermediate Government Trust, am writing to inform you that on November 18, 1993, the Board of Trustees voted to change the Resident Agent of said Trust, from 176 Federal Street, Boston, Massachusetts 02110 to Donnelly, Conroy & Gelhaar, One Post Office Square, Boston, Massachusetts 02109-2105. Please return a date stamped copy of the change.

                                                Very truly yours,


                                                /s/ S. Elliott Cohan
                                                S. Elliott Cohan
                                                Assistant Secretary